COMMERCIAL LEASE

110 South Ferrall, Spokane, Washington

LESSOR: PORTOLESE & SAMPLE INVESTMENTS, a Washington general partnership

LESSEE: AMBASSADORS GROUP, INC. a Delaware corporation

TABLE OF CONTENTS

ARTICLE I.	1

1. Demised Premises	1

2. Lease Term	2

3. Recording	2

ARTICLE II.	2

1. Granting Clause	2

2. Amount of Rent	2

3. Time of Payment	3

4. Late Rental	3

ARTICLE III.	3

1. Holding Over	3

2. Commercial Use	3

3. Quiet Enjoyment	3

4. Laws and Ordinances	3

5. Environmental Regulations	4

6. Utility Services	5

7. Taxes and License Fees on Building Activity	5

8. Building Employees and Janitorial Services	5

9. Personal Property	5

ARTICLE IV.	5

1. Liability Insurance	5

2. Fire and Extended Coverage	5

3. Acts of Invalidation	6

4. Lessor’s Negligence	6

5. Losses Covered by Insurance	6

6. Liability for Damage	6

7. Notice of Damage	6

8. Rebuilding and Repair	7

9. Operation During Repair	7

ARTICLE V.	7

1. Eminent Domain Greater Than 20% Taken	7

2. Eminent Domain Less Than 20% Taken	7

3. Assignment of Compensation	8

ARTICLE VI.	8

Option to Renew	8

ARTICLE VII.	8

1. Future Remodeling	8

2. Ownership of Improvements	8

3. Consent of Lessor Required	9

4. Governmental Approval	9

5. Insurance Premium Increases	9

6. Waiver of Lien Required	9

ARTICLE VIII.	9

Repairs	9

ARTICLE IX.	10

Access	10

ARTICLE X.	10

Assignment and Subletting	10

ARTICLE XI.	10

1. Property Taxes	10

2. Future Taxes on Rentals	11

ARTICLE XII.	11

1. Events of Default	11

(a) Failure to Pay Rent	11

(b) Failure to Comply With Terms of Lease	11

(c) Insolvency of Lessee	11

(d) Bankruptcy of Lessee	11

(e) Appointment of Receiver	11

(f) Abandonment	11

(g) Creation of Lien	12

2. Remedies for Default	12

(a) Termination of Lease and Surrender	12

(b) Retaking Possession and Reletting Without Termination of Lease	12

3. Attorney’s Fees	12

4. Lessor Default	12

ARTICLE XIII.	12

Building Antenna/Satellite Dish(es)	12

ARTICLE XIV.	13

Building Signage	13

ARTICLE XV.	13

Notices to Lessee and Lessor	13

ARTICLE XVI.	13

1. Legal Relationship of Lessor and Lessee	13

2. Captions and Construction of Language	13

3. Waiver of Covenants	14

4. Computation of Time	14

5. Estoppel Certificate or Tenancy Statement	14

6. Consent	14

7. Entire Agreement	14

8. Applicable Laws	14

9. Binding Effect	14

Exhibit 10.1

COMMERCIAL LEASE

THIS LEASE is made effective as of the 1st day of January, 2005, between PORTOLESE & SAMPLE INVESTMENTS, a Washington General Partnership, with its principal office in Spokane, Washington, the “LESSOR;” and AMBASSADORS GROUP, INC., a Delaware corporation, with its principal office in Spokane, Washington, the “LESSEE.”

ARTICLE I.

1. Demised Premises. The Demised Premises is all the property located at South 110 Ferrall, Spokane, Washington, more particularly described as:

Lots 1, 2, 3, 7, 8, 9, 10, 11 & 12, Block 11; Lots 4, 5 and 6 of Block 2; that portion of Lots 11 & 12, lying north of Thor Place, Block 12, KAUFMAN’S SECOND ADDITION, as per plat thereof recorded in Volume “B” of Plats, page 4, records of Spokane County; and

TOGETHER WITH the West Half of vacated Ferrall Street, lying East of and adjacent to Lots 1, 2, 3, Block 11; EXCEPT that portion deeded to the City of Spokane;

AND TOGETHER WITH the East Half of vacated Ferrall Street, lying North of Thor Place, adjacent to Lots 11 and 12, Block 12;

AND TOGETHER WITH the South One Half of Vacated 1st Avenue, which lies East of the East line extended of Block 11, KAUFMAN’S SECOND ADDITION and West of Thor Place in Block 12.

EXCEPT that portion of Lot 3, Block 11, deeded to the City of Spokane for street purposes described as follows: BEGINNING at a point on the East line of said Lot 3, 10 foot South of the Northeast corner; thence Southwesterly to a point on the South line, 90 feet West of the Southeast corner; thence East along the South line to the Southeast corner; thence North along the East line to the point of beginning;

AND EXCEPTING THEREFROM that portion of Lots 7 and 8, Block 11, contained within the following described property: BEGINNING at the Southeast corner of said Lot 7; thence West along the South line of said Lot 7 to the Southwest corner thereof; thence North along the West line of said Lot 7 a distance of 23 feet to a point; thence Southeasterly along a straight line to a point 34 feet East of the West line of said Lot 7 and 17 feet North of the South line of said Lot; thence Northeasterly along a straight line to a point on the South line of said Lot 8 a distance of 68 feet West of the Southeast corner thereof; thence Northeasterly along a straight line to a point on the South line of Lot 9, in said Block 11, a distance of 15 feet West of the Southeast corner of said Lot 9; thence Northeasterly along a straight line to a point on the East line of said Lot 9 a distance of 13 feet North of the Southeast corner thereof; thence South along the East line of said Lots 9, 8 and 7 to the True Point of Beginning;

AND EXCEPT that portion of Lot 9, Block 11, for street purposes described as follows: BEGINNING at the Southeast corner of said Lot 9; thence North along the East line, 13 feet; thence Southwesterly to a point on the South line, 15 feet West from the Southeast corner; thence East along the South line to the point of beginning;

Situate in the City of Spokane, County of Spokane, State of Washington.

SUBJECT TO restrictions, easements and reservations of record.

TOGETHER WITH all buildings, structures, equipment, parking lots, and other improvements and facilities, now or hereafter located on and all easements and other appurtenances now or hereafter benefiting the foregoing-described land.

2. Lease Term. Subject to extension by Lessee as provided in Article VI, below, the term of this Lease shall be for five (5) years commencing on January 1, 2005, and ending on December 31, 2009.

3. Recording. Upon the request of either LESSOR and LESSEE, a short form or memorandum of this Lease shall be recorded, at the expense of the requesting party.

ARTICLE II.

1. Granting Clause. In consideration of the obligation of the LESSEE to pay rent provided below, and in consideration of the other terms hereof, LESSOR leases to LESSEE, and LESSEE hereby takes from the LESSOR, the Demised Premises, TO HAVE AND TO HOLD said premises for the Lease Term specified above. The LESSEE, having leased the Demised Premises for the prior nine (9) years, has examined same and accepts the buildings, improvements, and any equipment on or in the Demised Premises in their existing condition, without any further responsibility of the LESSOR for any construction, repairs, alterations, or additions thereto, except as provided herein. No representation, statement, or warranty, express or implied, has been made by or on behalf of the LESSOR as to such condition, or as to the use that may be made of such property. In no event shall the LESSOR be liable for any defect in such property or for any limitation on its use.

2. Amount of Rent.

(a) The LESSEE shall pay to the LESSOR as rental for the Demised Premises THIRTY-SIX THOUSAND NINE HUNDRED NINETY-TWO DOLLARS ($36,992) per month.

(b) The rent specified in this Lease shall be net to LESSOR in each year during the Lease term. Accordingly, LESSEE shall pay all expenses and obligations relating to the Demised Premises (except as otherwise specifically provided herein) which may arise or become due during the Lease term, and LESSEE shall indemnify and hold LESSOR harmless against such expenses and obligations.

3. Time of Payment. The rental payment shall be payable on the 1st day of each calendar month of the lease term.

4. Late Rental. In the event any rental payment or any other payment required to be made by LESSEE to LESSOR under the terms of this Lease is not made within fifteen (15) days of its due date, the LESSEE shall pay to the LESSOR an additional rental and as a service charge One and one-half Percent (1.5%) per month of the amount of said late rental payment, which is $555; and, if applicable, One and one-half Percent (1.5%) per month of the amount of any other late payments required to be made under the terms of this Lease.

ARTICLE III.

1. Holding Over. In the event LESSEE remains in possession of the demised premises after the expiration of this Lease and without the execution of a new lease, LESSEE shall be deemed to be occupying said premises as a tenant from month to month at a rental equal to the rental herein provided plus Twenty Percent (20%) of such amount and otherwise subject to all the conditions, provisions, and obligations of this Lease.

2. Commercial Use. The Demised Premises may be used for any lawful purpose.

3. Quiet Enjoyment. LESSOR shall furnish LESSEE with the quiet and peaceful possession and enjoyment of said Demised Premises during the term of this Lease, so long as the LESSEE shall comply herewith, without any manner of hindrance from the LESSOR.

4. Laws and Ordinances. The LESSEE shall comply with any law, ordinance, and regulation, federal, state, county, or municipal, now or hereafter in force, applicable to the Demised Premises, relating to use or occupancy thereof or to the making of repairs, changes, alterations or improvements, ordinary or extraordinary, seen or unforeseen, for which LESSEE is responsible under the terms of this Lease; provided, however, that LESSEE shall not be required to comply with any law, ordinance or regulation which (a) requires structural changes or modifications to the Demised Premises, or (b) involves the clean-up, removal or remediation of Hazardous Substances in, on, under, or about the Demised Premises, unless caused by LESSEE. As used herein, “Hazardous Substances” means any product, substance, chemical, material, or waste whose presence, nature, quantity, and/or intensity of existence, use, manufacture, disposal, transportation, spill, release, or effect, either by itself or in combination with other materials expected to be on the Demised Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Demised Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of LESSOR to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof, and asbestos.

The LESSEE shall comply with any and all rules and regulations applicable to the Demised Premises issued by the Board of Fire Underwriters, or by any other body hereinafter constituted exercising similar functions, and by insurance companies writing policies covering the Demised Premises which now or hereafter may become applicable to the Demised Premises. The LESSEE shall pay all costs, expenses, claims, fines, penalties, and damages that may be imposed because of the failure of the LESSEE to comply with this paragraph, and shall indemnify the LESSOR from all liability arising from each noncompliance. The LESSOR and the LESSEE shall each promptly give notice to the other of any notice of violation received by them. Without diminishing the obligation of the LESSEE, if the LESSEE shall at any time fail to comply as expeditiously as reasonably feasible with any law, ordinance, rule, or regulation concerning or affecting the Demised Premises, or the use and occupation thereof; and, if a stay is necessary with respect to such compliance, and the LESSEE shall have failed to obtain such stay, the LESSOR after ten (10) days’ prior written notice to the LESSEE may so comply, and the reasonable costs and expenses of the LESSOR in such compliance shall be paid by the LESSEE. Upon the LESSEE’s failure so to pay, any such payments made by the LESSOR, together with the interest thereon to be computed at the rate of twelve percent (12%) per annum from the date of payment, shall be considered as additional rent to be added to the installment of net rental next accruing, and shall entitle the LESSOR to enforce any of the terms herein contained that may be applicable to such rent. The LESSEE shall have the right to contest by appropriate legal proceedings in the name of the LESSEE or the LESSOR, or both, without cost or expense to the LESSOR, the validity or application of any such law, ordinance, rule or requirement and the LESSOR shall cooperate with the LESSEE and will execute and deliver any appropriate papers which may be necessary to permit the LESSEE to contest the validity or application thereof.

5. Environmental Regulations. LESSEE shall not create or permit any condition on the Demised Premises that could present a threat to human health or to the environment. LESSEE shall indemnify and hold harmless LESSOR from any suit or claim growing out of any damages alleged to have been caused, in whole or in part, by an unhealthful, hazardous or dangerous condition caused by LESSEE’s violation of any laws, ordinances, regulations or requirements pertaining to solid or other wastes, chemicals, oil and gas, toxic, corrosive, or hazardous materials, air, water (surface or groundwater) or noise pollution, and the storage, handling, use or disposal of any such material. LESSEE shall bear the expense of all practices or work, preventative or remedial, which may be required because of the condition or use of the Demised Premises, by LESSEE or those claiming by, through or under LESSEE, during LESSEE’s period of occupancy. LESSEE expressly agrees that the indemnification and hold harmless obligations it hereby assumes shall survive termination of this Lease.

LESSOR and LESSEE warrant to each other that neither LESSOR nor LESSEE, to their knowledge, has allowed any third party to use, generate, manage, treat or dispose of any Hazardous Substance in violation of applicable law on, under or about the Demised Premises or allowed to be transported any Hazardous Substance in violation of applicable law to or from the Demised Premises. The parties further warrant that they have no knowledge of the presence of any regulated or environmentally hazardous substances in, on or within reasonable proximity to the Demised Premises. Nor of any existing violations of any laws, rules, regulations, or ordinances, including without limitation, any environmental laws against or upon the Demised Premises. Should LESSOR or LESSEE, during the term of the Lease, or any extension(s) thereof become aware of the existence of any Hazardous Substance in violation of applicable law being present on the Demised Premises, such Hazardous Substance shall promptly be removed.

6. Utility Services. The LESSOR shall not be required to provide any service to the Demised Premises, including but not limited to heat, water, and power. The LESSOR shall not be liable for any failure of water supply or electric current or of any service by any utility; for injury to person (including death) or damage to property resulting from steam, gas, electricity, water, rain, or snow which may flow or leak from any part of the Demised Premises, including the basement area, or from any pipes, appliances, or plumbing works, from the street or subsurface, or from any other place; or for interference with light or other easements, however caused. The LESSEE shall contract directly in its own name with suppliers and shall pay all charges for steam, gas, electricity, water, light, heat, power, refuse, and other services used in or about or supplied to the Demised Premises, and shall indemnify the LESSOR against any liability on such account.

7. Taxes and License Fees on Building Activity. LESSEE shall pay all occupational, business, personal property, or other taxes or license fees or charges against the business conducted in said premises and against any property or persons maintained in connection therewith, and will not permit any lien to be filed against the real estate because or on account of any such fee, license, tax or other charge.

8. Building Employees and Janitorial Services. LESSEE shall employ and pay all personnel required in the building operations including but not limited to maintenance, janitor and watchmen. LESSEE shall furnish its own janitor and shall keep said Demised Premises in a neat, clean and orderly condition.

9. Personal Property. All personal property in and upon the said premises shall be at the sole risk of the LESSEE, and the LESSOR shall not be liable for any damage to said property sustained by the LESSEE or any other person, unless such accident shall have been occasioned by the negligence of the LESSOR or its agents or employees.

ARTICLE IV.

1. Liability Insurance. LESSEE shall procure and maintain throughout the term of this Lease a policy or policies of insurance, at its sole cost and expense, insuring LESSEE as a named insured and LESSOR as an additional named insured against all claims, demands or actions arising out of or in connection with LESSEE’s use or occupancy of the Demised Premises, or by the condition of the Demised Premises, the limits of such policy or policies to be in an amount not less than $3,000,000 combined single limit for bodily injury, including personal injury, and property damage, and to be written by insurance companies licensed to do business in the State of Washington. LESSEE shall use its best efforts to obtain a written obligation on the part of each insurance company to notify LESSOR at least thirty (30) days prior to cancellation or modification of such insurance. Such policies or duly executed certificates of insurance shall be promptly delivered to LESSOR. Renewals thereof as required shall be delivered to LESSOR at most thirty (30) days after the expiration of the respective policy terms.

2. Fire and Extended Coverage. LESSEE shall obtain and keep in force during the term of this Lease a fire and all other perils insurance policy, insuring the Demised Premises against destruction by fire or otherwise to the full replacement value thereof with loss payable made first to the LESSOR to the extent of its interest in the real property and buildings of the Demised Premises. In addition, from time to time, the LESSOR and LESSEE shall review the replacement value and upon LESSOR’s request, the coverage shall be reasonably increased to cover any increase in replacement costs. Provided, however, that such increase shall not take place more than once for each Lease year.

3. Acts of Invalidation. LESSEE shall not, without LESSOR’s prior written consent, keep or do anything within the Demised Premises for any purpose which invalidates any insurance policy carried on the Demised Premises.

4. Lessor’s Negligence. LESSOR shall not be liable to LESSEE or to LESSEE’s employees, agents or visitors, or to any other person whomsoever, for any injury to person or damage to or loss of property on or about the Demised Premises caused by the act, negligence or misconduct of LESSEE, its employees, subtenants, or licensees, or of any other person entering the Demised Premises under express or implied invitation of LESSEE, or arising out of the use of the premises by LESSEE and the conduct of its business therein, or arising out of any breach or default by LESSEE in the performance of its obligations hereunder; and LESSEE hereby agrees to indemnify LESSOR and hold them harmless from any loss, expense or claims arising out of such damage or injury. LESSEE shall pay, as additional rental hereunder, on demand, all expenses incurred by LESSOR, including costs and attorneys’ fees, with respect to any litigation or proceeding commenced or maintained as a result of LESSEE’s activities on or in connection with the Demised Premises, provided LESSOR is the prevailing party in such litigation or proceeding.

5. Losses Covered by Insurance. LESSOR and LESSEE agree and covenant that neither shall be liable to the other for loss arising out of damage to or destruction of the Demised Premises or contents thereof when such loss is caused by any perils included within the State of Washington fire and all other perils insurance policy. This Agreement shall be binding whether or not such damage or destruction be caused by negligence of either party, or their agents, employees or visitors.

6. Liability for Damage. Except if caused by the negligence of Lessor or its agents or employees, LESSOR and LESSOR’s agents and employees shall not be liable to LESSEE for any injury to person or damage to property caused by the Demised Premises or other portions of the building becoming out of repair or by defect in or failure of equipment, pipes or wiring, or broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Demised Premises, nor shall LESSOR be liable to LESSEE for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the building or of any other persons whomsoever.

7. Notice of Damage. LESSEE shall give immediate written notice to LESSOR of any damage caused to the Demised Premises by fire or other casualty. In the event that the Demised Premises shall be damaged or destroyed by fire or other peril covered under the insurance herein required to be carried by LESSEE and LESSOR does not elect to terminate this Lease as hereinafter provided, LESSOR shall proceed with reasonable diligence at their sole cost and expense to rebuild and repair the Demised Premises. If the building in which the Demised

Premises are located shall be destroyed or rendered untenantable to an extent in excess of twenty-five percent (25%) of the area of the Demised Premises then leased to LESSEE by a peril covered by LESSEE’s insurance, then LESSOR may elect either to terminate this Lease or to proceed to rebuild and repair the Demised Premises. LESSOR shall give written notice to LESSEE of such election within sixty (60) days after the occurrence of such casualty and if LESSOR elects to rebuild and repair, shall proceed to do so with reasonable diligence and at their sole cost and expense. In the event the building is destroyed or rendered untenantable to an extent in excess of twenty-five percent (25%) as set forth above in this paragraph, LESSEE may elect to terminate the lease. LESSEE shall give LESSOR written notice of such election within sixty (60) days after the occurrence of such casualty.

8. Rebuilding and Repair. LESSOR’s obligation to rebuild and repair under this Article shall in any event be limited to restoring the Demised Premises to substantially the condition in which the same existed prior to the casualty, and shall be further limited to the extent of the net insurance proceeds available to LESSOR for such restoration, plus the amount of any applicable deductible, and LESSEE agrees that, promptly after completion of such work by LESSOR, it will proceed with reasonable diligence and at its sole cost and expense to rebuild, repair and restore its signs, fixtures, equipment and other items.

9. Operation During Repair. LESSEE agrees during any period of reconstruction or repairs of the Demised Premises it will continue to operate its business within the Demised Premises to the extent practicable. The LESSOR agrees that the LESSEE may obtain business interruption insurance at its own cost and expense to protect against loss by reason of business interruption. Following an occurrence in which the Demised Premises has been destroyed or rendered untenantable to an extent in excess of twenty-five percent (25%), if LESSEE does not elect to terminate the Lease, LESSEE’s monthly rental hereunder shall be abated in the same proportion as the damaged and destroyed portion bears to the entire Demised Premises, which abatement shall continue until rebuilding or repairs are substantially completed. The payment of taxes and insurance premiums shall not be abated.

ARTICLE V.

1. Eminent Domain Greater Than 20% Taken. If more than twenty percent (20%) of the area of the Demised Premises should be taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, upon the written notice of LESSOR or LESSEE given within sixty (60) days of such taking, this Lease shall terminate and be of no further force or effect; and LESSOR and LESSEE shall be relieved of their respective obligations under this Lease, except those obligations set forth in this Lease which specifically survive the expiration or sooner termination of this Lease.

2. Eminent Domain Less Than 20% Taken. If less than twenty percent (20%) of the area of the Demised Premises should be taken as aforesaid, this Lease shall not terminate. Following such partial taking, LESSOR shall make all necessary repairs or alterations to make the Demised Premises an architectural whole; provided, however, that LESSOR’s obligation to repair and rebuild under this Article V shall in any event be limited to the extent of the net condemnation award available to LESSOR for such purposes.

3. Assignment of Compensation; Abatement. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Demised Premises shall be the property of LESSOR, and LESSEE hereby assigns its interest in any such award to LESSOR; provided, however, LESSOR shall have no interest in any award made to LESSEE for loss of business or for the taking of LESSEE’s fixtures and other property if a separate award for such items is made to LESSEE. If at any time during the Lease Term any portion of the Demised Premises shall be taken as aforesaid, then all rental payments hereunder shall be immediately and automatically abated in the same proportion that the square footage taken bears to the square footage of the Demised Premises immediately prior to such taking.

ARTICLE VI.

Option to Renew. The LESSEE, but not any sub-lessee or assignee of the LESSEE, shall have the right to extend this Lease for two (2) consecutive five (5) year periods. LESSEE shall be required to give LESSOR no less than six (6) months prior written notice of LESSEE’s election to exercise an Option to Extend. Such extension shall be upon the same terms and conditions as this Lease except that the rental rate for the first option period shall be One Hundred Five Percent (105%) of the rental rate of the initial Lease, and the rental rate for the second option period shall be One Hundred Ten Percent (110%) of the rental rate of the initial Lease.

ARTICLE VII.

1. Future Remodeling. In the event the LESSEE wishes to remodel in the future, all such remodeling shall be the responsibility of the LESSEE. LESSEE may make cosmetic or other nonstructural alterations or improvements to the Demised Premises costing less than Fifty Thousand Dollars ($50,000) over the term of the Lease. If the LESSEE shall remodel or make leasehold improvements to the premises in excess of Fifty Thousand Dollars ($50,000) over the term of the Lease, such remodeling or leasehold improvements shall not be done without first securing the consent of the LESSOR, which consent shall not be unreasonably withheld. No work on the building, repairing, altering or improving the Demised Premises by the LESSEE shall in any way constitute or be made a lien upon the Demised Premises. Such right of lien shall not exist, and this Lease and the recording of this Lease or any summary of this Lease is intended as a notice to any and all persons doing work or labor thereon or furnishing materials thereto, that they or none of them shall have the right to a lien of any kind whatsoever upon the Demised Premises.

2. Ownership of Improvements. All alterations, decorations, additions, and improvements, except LESSEE’s Property, shall become the property of the LESSOR upon termination of this Lease. “LESSEE’s Property” shall mean and refer to all movable personal property and all business and trade fixtures, machinery and equipment, owned by LESSEE or installed by LESSEE in the Demised Premises. Upon the expiration or earlier termination of the Lease Term, LESSEE shall have the right, but not the obligation, to remove LESSEE’s Property, provided that LESSEE, at its expense, repairs any material non-cosmetic damage caused by such removal.

3. Consent of Lessor Required. If written consent of the LESSOR to any proposed alterations by the LESSEE shall have been obtained, the LESSEE agrees to advise LESSOR in writing of the date upon which such alterations will commence in order to permit the LESSOR, if it so desires, to post notice of nonresponsibility.

4. Governmental Approval. Before the commencement of such work such plans and specifications shall be filed with and approved by all governmental departments or authorities having jurisdiction, and any public utility company having an interest therein, and all such work shall be done subject to and in accordance with the requirements of law and local regulations of all governmental departments or authorities having jurisdiction and of each public utility company.

5. Insurance Premium Increases. Before the commencement of any remodeling work the LESSEE shall pay the amount of any increase in premiums on insurance policies provided for hereunder on account of endorsements to be made thereon covering the risk during the course of such work.

6. Waiver of Lien Required. Any contract or agreement for labor, services, materials, or supplies in connection with any alteration, rebuilding, replacement, change, addition, or improvement, shall provide that no lien or claim shall thereby be created, or arise, or be filed by anyone thereunder upon or against the Demised Premises, or the buildings or improvements thereon, or to be erected on the Demised Premises or any of the equipment thereof. Before the commencement of any such work, the LESSEE shall deliver to the LESSOR either a duplicate original of such contract or a written waiver by the architect, engineer, contractor, materialman, mechanic, person, or corporation named in such contract of all right of lien which he or it might otherwise have upon or against the Demised Premises, or the buildings or improvements to be altered, repaired, improved, or constructed, or the interest of the LESSOR therein.

ARTICLE VIII.

Repairs. Subject to the provisions of this Lease dealing with damage and destruction and condemnation, LESSOR and LESSEE shall be responsible for maintenance and repairs as follows:

1. LESSOR shall be responsible for the maintenance and repair of the structural portions of the Demised Premises. If any repairs required to be made by LESSOR hereunder are not made within thirty (30) days after written notice delivered to LESSOR by LESSEE, except repairs of an emergency nature which shall be promptly made, LESSEE shall have the right (but not the obligation) to fulfill LESSOR’s obligations for such repairs. LESSEE shall have the right to deduct its actual cost so incurred from the next monthly rental payments coming due until reimbursed in full.

2. LESSEE shall maintain and repair the balance of the Demised Premises, including but not limited to the parking lot, roof, all interior walls, paint, and signs in good, clean condition and shall at its sole cost and expense, make all needed repairs and replacements, including the roof and replacement of cracked or broken glass and window casings and of the pavement, any fences and all other portions of the Demised Premises. Provided, however, LESSEE’s responsibility to maintain and repair the balance of the Demised Premises (including the roof) is limited with respect to any item which costs more than Ten Thousand Dollars ($10,000) to repair or replace such that LESSEE shall only be liable for a portion of the cost thereof computed by dividing the number of years remaining in the term of the Lease (excluding unexercised options) by five (5). For example, if an air conditioning unit requires replacement at the cost of $50,000 with four years remaining in the initial term of the Lease, then LESSEE’s responsibility will be 4/5 of such cost, or $40,000. If any repairs required to be made by LESSEE hereunder are not made within thirty (30) days after written notice delivered to LESSEE by LESSOR, except repairs of an emergency nature which shall be promptly made, LESSOR may at its option make such repairs without liability to LESSEE for any loss or damage which may result to its business by reason of such repairs, and LESSEE shall pay to LESSOR upon demand as additional rental hereunder the cost of such repairs. In the event of termination of this Lease, LESSEE shall surrender the Demised Premises in good condition, reasonable wear and tear and loss by fire or other casualty excepted and shall surrender all keys for the Demised Premises to LESSOR and shall inform LESSOR of all combinations, locks, safes and vaults, if any, in the Demised Premises.

ARTICLE IX.

Access. LESSOR shall have the right to enter upon the Demised Premises at any reasonable time for the purpose of inspecting the same.

ARTICLE X.

Assignment and Subletting. LESSEE shall not assign or in any manner transfer this Lease or any estate of interest therein, or sublet the Demised Premises or any part thereof, or grant any license, concession or other right of occupancy of any portion of the Demised Premises without the prior written consent of LESSOR, which consent shall not be unreasonably withheld. PROVIDED, HOWEVER that LESSEE shall have the right at any time to sublease, assign, or otherwise permit occupancy of all or any portion of its space, without LESSOR’s approval or consent, to any related entity, subsidiary, parent company, or affiliate of LESSEE. LESSEE may retain any revenues derived from the Sublease. No assignment or subletting shall operate as a waiver of LESSOR’s rights of consent as to any subsequent assignments and subletting. Notwithstanding, any assignment or subletting, LESSEE shall at all times remain fully responsible and liable for the payment of rent herein specified and for compliance with all of its other obligations under this Lease. Any merger, dissolution, reorganization, or other corporate change modifying the control of a corporate LESSEE shall be deemed an “assignment” which cannot be accomplished without the prior written consent of LESSOR, which shall not be unreasonably withheld.

ARTICLE XI.

1. Property Taxes. The LESSEE agrees to pay directly on their due dates as additional rental the amount of all property taxes assessed and levied against the Demised Premises and both the principal and interest portions of any and all assessments levied by any local improvement districts on the premises including all property taxes levied by the City of Spokane, County of Spokane or the State of Washington, which taxes shall be prorated for the first and last month of the Lease term including any extensions thereto; provided, however, should real property taxes which are assessed against the Demised Premises increase as a result of the sale, transfer or other alienation or encumbering thereof by LESSOR, then LESSOR and not LESSEE shall be liable for such tax increases.

2. Future Taxes on Rentals. Should there presently be in effect or should there be enacted during the term of this Lease, or any extension thereof, any law, statute or ordinance levying any tax (other than Federal or State income taxes) upon rents or the income from real estate or rental property, or increasing any such tax, LESSEE shall reimburse LESSOR at the same time as rental payments are due hereunder, for the actual amount of all such taxes paid, as additional consideration for the execution of this Lease, provided, however, LESSEE may contest in good faith any such tax and providing further LESSEE indemnifies LESSOR for any taxes and costs, including reasonable attorney’s fees relating such contest.

ARTICLE XII.

1. Events of Default. The following events shall be deemed to be events of default by LESSEE under this Lease:

(a) Failure to Pay Rent. LESSEE shall fail to pay any installment of rental or additional rental hereunder and such failure shall continue for a period of ten (10) days after written notice from LESSOR.

(b) Failure to Comply With Terms of Lease. LESSEE shall fail to comply with any term, provisions or covenants of this Lease, other than the payment of rent, and shall not cure such failure within twenty (20) days after written notice thereof by LESSOR; provided, however, that if the nature of the default is such that it is reasonably expected to take more than twenty (20) days to cure, then an event of default will not exist if LESSEE commences the cure within the twenty (20) day time period and thereafter diligently pursues the cure to completion.

(c) Insolvency of Lessee. LESSEE shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

(d) Bankruptcy of Lessee. LESSEE shall file a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state thereof, or LESSEE shall be adjudged bankrupt or insolvent in proceedings filed against LESSEE.

(e) Appointment of Receiver. A Receiver or Trustee shall be appointed for the Demised Premises or for all or substantially all of the assets of LESSEE, which Receiver or Trustee is not removed or discharged within thirty (30) days.

(f) Abandonment. LESSEE shall desert or vacate the Demised Premises.

(g) Creation of Lien. LESSEE shall do or permit to be done anything which creates a lien upon the Demised Premises, which lien is not removed or bonded against within thirty (30) days after notice thereof from LESSOR.

2. Remedies for Default. Upon the occurrence of any such events of default, LESSOR shall have the option to pursue any one or more of the following remedies:

(a) Termination of Lease and Surrender. Terminate this Lease in which event LESSEE shall immediately surrender the Demised Premises to LESSOR, and if LESSEE fails to do so, LESSOR may, without prejudice to any other remedy which they may have for the possession or arrearage in rent, enter upon and take possession of the Demised Premises and expel or remove LESSEE and any other person who may be occupying said premises or any part thereof, without being liable for prosecution for any claim or damages therefor; and LESSEE agrees to pay to LESSOR on demand the amount of all loss and damage which LESSOR may suffer by reason of such termination, whether through inability to relet the Demised Premises on satisfactory terms or otherwise.

(b) Retaking Possession and Reletting Without Termination of Lease. Enter upon and take possession of the Demised Premises and expel and remove LESSEE and any other person who may be occupying said premises or any part thereof, without being liable for prosecution or any claims for damages therefor, and, if LESSOR so elects, relet the premises on such terms as LESSOR may deem advisable and receive the rent therefor; and LESSEE agrees to pay to LESSOR on demand any deficiency that may arise by reason of such reletting.

3. Attorney’s Fees. If on account of any breach of default by LESSEE in its obligations hereunder, LESSOR shall employ an attorney to enforce or defend any of LESSOR’s rights or remedies hereunder, LESSEE agrees to pay any reasonable attorney’s fees and all court costs incurred by LESSOR in such connection. If LESSEE is the prevailing party in any legal action commenced to interpret or enforce the Lease, whether commenced by LESSEE or LESSOR, LESSEE shall be entitled to recover from LESSOR its reasonable attorneys’ fees and court costs.

4. LESSOR Default. The following shall constitute a “LESSOR Default” under this Lease; if LESSOR shall fail to comply with any term, provision, or covenant of this Lease and shall not cure such failure within thirty (30) days after written notice thereof by LESSEE; provided, however, that if the nature of the failure to comply is such that it is reasonably required to take more than thirty (30) days to cure, then a LESSOR Default will not exist if LESSOR commences the cure within the thirty (30) days time period and thereafter diligently pursues the cure to completion. If a LESSOR Default occurs, LESSEE may, at LESSEE’s option, perform any such term, provision, covenant, or condition, or make any such payment, on LESSOR’s behalf, and the full cost and expenses incurred, shall immediately be owing by LESSOR to LESSEE, and LESSEE shall have the right to deduct the amount thereof from rent coming due until reimbursed in full.

ARTICLE XIII.

Building Antenna/Satellite Dish(es). LESSEE shall have the right, without rental or other charge, to use a portion of the roof to install, operate, and maintain telecommunications antennas, microwave dishes, and other communications equipment. Such use shall be subject to receipt of all required governmental approvals. LESSEE will pay for any abnormal wear and tear to the roof area to which said equipment is installed or utilized as access to the area of installation.

ARTICLE XIV.

Building Signage. LESSEE shall have the right to install building signage, and shall have sole discretion in determining the location of such signage.

ARTICLE XV.

Notices to Lessee and Lessor. Wherever any notice is required or permitted hereunder such notice shall be in writing. Any notice or document required or permitted to be delivered hereunder shall be addressed to the LESSEE or the LESSOR at the addresses set forth below or at such other addresses as they may have hereafter specified by written notice:

To Lessor:	PORTOLESE & SAMPLE INVESTMENTS
16615 Mount Spokane Park Drive
Mead, Washington 99021

To Lessee:	AMBASSADORS GROUP, INC.
110 South Ferrall
Spokane, Washington 99202

Such notice may either be (1) deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, which shall be deemed received on the earlier of the date of delivery shown on the return-receipt or the second (2nd) business day after mailing, whether or not actually received; or (2) sent via an overnight delivery service, such as Federal Express, which shall be deemed received on the date of delivery.

ARTICLE XVI.

1. Legal Relationship of Lessor and Lessee. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provisions contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of LESSOR and LESSEE.

2. Captions and Construction of Language. The captions used herein are for convenience only and do not limit or amplify the provisions hereof. Whenever herein the singular number is used, the same shall include the plural, and words of any gender shall include each other gender.

3. Waiver of Covenants. One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waiver or render unnecessary consent to or approval of any subsequent similar act.

4. Computation of Time. Whenever a period of time is herein prescribed for action to be taken by LESSOR, LESSOR shall not be liable or responsible for, and there shall be excluded form the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of LESSOR.

5. Estoppel Certificate or Tenancy Statement. Either LESSOR or LESSEE shall, within fifteen (15) days after written notice from the other party, execute, acknowledge, and deliver to the requesting party a customary estoppel certificate or tenancy statement.

6. Consent. Whenever in this Lease the consent of a party is required to an act by or for the other party, such consent shall not be unreasonably withheld or delayed.

7. Entire Agreement. This Lease contains the entire agreement between the parties, and no agreement shall be effective to change, modify or terminate this Lease in whole or in part unless such agreement is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought.

8. Applicable Laws. The laws of the State of Washington shall govern the interpretation, validity, performance and enforcement of this Lease. If any provision of this Lease shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Lease shall not be affected thereby.

9. Binding Effect. The terms, provisions and covenants contained in this Lease shall apply to, inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors in interest and legal representatives except as otherwise herein expressly provided.

EXECUTED by the parties this 28th day of December, 2005.

PORTOLESE & SAMPLE INVESTMENTS		AMBASSADORS GROUP, INC.

By:	/s/ Joe M. Sample	By:	/s/ Ralph Baard
	Joe M. Sample, Managing Partner		Vice President

By:	/s/ Emanuele F. Portolese	Attest:	/s/ Jody M. Gentemann
	Emanuele F. Portolese, Partner		Assistant Secretary
	Lessor		Lessee

STATE OF WASHINGTON	)
: ss.
County of Spokane	)

I certify that I know or have satisfactory evidence that JOE M. SAMPLE and EMANUELE F. PORTOLESE are the persons who appeared before me, and said persons acknowledged that they signed this instrument, on oath stated that they were authorized to execute the instrument and acknowledged it as the Partners of PORTOLESE & SAMPLE INVESTMENTS, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

DATED: December 28, 2004.

/s/ LYNDA F. SMITH
NOTARY PUBLIC for Washington State
My appointment expires: 11-9-06

STATE OF WASHINGTON	)
: ss.
County of Spokane	)

I certify that I know or have satisfactory evidence that Jody M. Gentemann and Ralph Baard are the persons who appeared before me, and said persons acknowledged that they signed this instrument, on oath stated that they were authorized to execute the instrument and acknowledged it as the Assistant Secretary and Vice President of AMBASSADORS GROUP, INC., to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

DATED: December 28, 2004.

/s/ Linda Smith Clevenger
NOTARY PUBLIC for Washington State
My appointment expires: 5-28-08